Exhibit 99.1

Ping Identity Reports Second Quarter 2022 Results

Company Cancels Earnings Call in Light of Transaction with Thoma Bravo

Second Quarter 2022 Highlights

●	Annual Recurring Revenue (“ARR”) growth accelerated to 22% year-over-year, growing for the sixth straight quarter on a year-over-year basis to $341.0 million at June 30, 2022
●	Software as a service (“SaaS”) ARR now exceeds 30% of total ARR, surpassing the $100 million threshold
●	Total revenue for the second quarter 2022 of $72.0 million, of which 92% was subscription-based
●	SaaS revenue for the second quarter 2022 grew 69% year-over-year – accelerating for the fifth straight quarter

DENVER – August 3, 2022 – Ping Identity Holding Corp. (“Ping Identity,” or the “Company”) (NYSE: PING), which delivers intelligent identity solutions for the enterprise, today announced its financial results for the three months ended June 30, 2022.

“Ongoing ARR growth acceleration and demand for our services led to a strong first half of the year. We were excited to see SaaS ARR exceed $100 million, as growth in the quarter was once again highlighted by expansion of our cloud solutions,” said Andre Durand, Ping Identity's Chief Executive Officer. “As customers buy in to our hybrid cloud platform vision, we had a record number of customer wins that each exceeded half a million dollars in ARR. As we look to the second half of the year, we remain focused on maturing our cloud platform, supporting our channel partners, and winning in the customer use case.

“We are also excited to announce our transaction with Thoma Bravo,” added Durand. “We believe this is a great outcome for all stakeholders as we accelerate our vision for securing the Internet through intelligent identity, while delivering extraordinary experiences for our end users.”

Key Highlights for the Second Quarter 2022

ARR: Ending ARR at June 30, 2022, was $341.0 million and represented a 22% increase compared with the second quarter 2021. SaaS ARR exceeded $100 million, representing 30% of total ending ARR. Ping Identity defines ARR as the annualized value of all subscription contracts as of the end of the period.

Revenue: Total revenue for the second quarter 2022 was $72.0 million. Subscription revenue was $66.3 million, or 92% of total revenue. SaaS revenue of $22.7 million grew 69% from $13.4 million in the second quarter 2021, once again accelerating on a sequential quarter basis, driven by the continued adoption of Ping Identity’s PingOne solutions.

Cash Flow: Net cash used in operating activities was $3.7 million in the six months ended June 30, 2022, compared with net cash provided by operating activities of $44.0 million in the six months ended June 30, 2021. Unlevered Free Cash Flow* was $(8.4) million for the six months ended June 30, 2022, compared with $34.5 million for the six months ended June 30, 2021.

Dollar-Based Net Retention Rate: Ping Identity’s dollar-based net retention rate at June 30, 2022, was 114%. The Company calculates dollar-based net retention rate as ending ARR for the current reporting period from customers with associated ending ARR for the same period last year, divided by ending ARR for the same period last year.

Customers: Ended the second quarter 2022 with 331 customers with more than $250,000 in ARR, up 19% year-over-year in that customer cohort.

* Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Transaction with Thoma Bravo

In a separate press release issued today, Ping Identity announced it has entered into a definitive agreement to be acquired by Thoma Bravo, a leading software investment firm, for $28.50 per share in an all-cash transaction valued at an Enterprise Value of approximately $2.8 billion. The transaction is expected to close in the fourth quarter of 2022, subject to customary closing conditions, including approval by Ping Identity shareholders and regulatory approvals. Closing of the transaction is not subject to any financing contingency. Upon completion of the transaction, Ping Identity’s common stock will no longer be listed on the New York Stock Exchange and Ping Identity will become a privately held company.

Given the transaction with Thoma Bravo, Ping Identity will not host an earnings conference call or provide financial guidance in conjunction with this earnings release. For further detail and discussion of Ping Identity’s financial performance please refer to Ping Identity’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Use of Non-GAAP Financial Information

In addition to Ping Identity’s results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related conference call are useful in evaluating its operating performance: Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Expenses, Non-GAAP Operating Margin, Non-GAAP Net Income, Non-GAAP Net Income Per Share, Free Cash Flow and Unlevered Free Cash Flow. Certain of these non-GAAP measures exclude stock-based compensation, depreciation and/or amortization expense and acquisition-related expenses, as noted in the reconciliation. Ping Identity believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related conference call are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements Ping Identity makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s other filings with the Securities and Exchange Commission (“SEC”) which include, but are not limited to: uncertainties associated with the proposed merger with an affiliate of a private equity fund advised by Thoma Bravo, L.P. (“Merger”); the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger (“Merger Agreement”); the inability to complete the proposed Merger due to the failure to satisfy closing conditions; risks related to disruption of management’s attention from our ongoing business operations due to the proposed Merger; the effects of the announcement of the proposed Merger on our relationships with our customers, operating results and business generally; the risk that the proposed Merger will not be consummated in a timely manner or at all; the costs relating to the proposed Merger if it is not consummated; restrictions imposed on our business during the pendency of the proposed Merger; potential litigation against us or our directors challenging the proposed Merger; our ability to recruit, retain and develop our senior management team and key employees, including in light of the proposed Merger; our ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; our ability to enhance and deploy our cloud-based offerings while continuing to effectively offer our on-premise offerings; our ability to maintain or improve our competitive position; the impact of adverse general and industry-specific economic and market conditions, as well as geopolitical events including inflation, slower growth or recession, new or increased tariffs, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, the ongoing conflict in Ukraine and Russia, geopolitical issues in Hong Kong and Taiwan, and reductions in IT and identity spending; the ongoing impact of the novel Coronavirus Disease 2019 (COVID-19) pandemic; the impact on our business of a network or data security incident or unauthorized access to our network or data or our customers’ data; the effects on our business if we are unable to acquire new customers, if our customers do not renew their arrangements with us, or if we are unable to expand sales to our existing customers or develop new solutions or solution packages that achieve market acceptance; our ability to manage our growth effectively, execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; our ability to enhance and expand our sales and marketing capabilities; our ability to attract and retain highly qualified personnel to execute our growth plan; the risks associated with interruptions or performance problems of our technology, infrastructure and service providers; our dependence on Amazon Web Services cloud infrastructure services; the impact of data privacy and cybersecurity concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the risks associated with our revenue recognition policy and other factors that may distort our financial results in any given period; the effects on our customer base and business if we are unable to enhance our brand cost-effectively; the impact of our frequently long and unpredictable sales cycle; our ability to identify suitable acquisition targets or otherwise successfully implement our growth strategy; the impact of a change in our pricing model; our dependence on strategic relationships with third parties; the ability of our platform, solutions and solution packages to interoperate with our customers’ existing or future IT infrastructures; the impact of real or perceived errors, failures, vulnerabilities or bugs in our solutions; our reliance on SaaS vendors to operate certain functions of our business; the impact of the failure by our customers to pay us in accordance with the terms of their agreements; our ability to expand the sales of our solutions and solution packages to customers located outside of the United States; the risks associated with exposure to foreign currency fluctuations; the impact of potentially adverse tax consequences associated with our international operations; the impact of changes in tax laws or regulations; our ability to maintain our corporate culture; our ability to develop and maintain proper and effective internal control over financial reporting; the risks associated with having operations and employees located in Israel; the risks associated with doing business with governmental entities; the impact of catastrophic events on our business; and other factors disclosed in the section entitled ‘‘Risk Factors’’ in our most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. Given these factors, as well as other variables that may affect Ping Identity’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related conference call relate only to events as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Additional Information and Where to Find It

This communication is being made in respect of the pending Merger (as defined below) of Ping Identity and Thoma Bravo. Ping Identity will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending Merger. When completed, a definitive proxy statement will be mailed to Ping Identity’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to Ping Identity’s stockholders. Ping Identity’s stockholders may obtain free copies of the documents Ping Identity files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of Ping Identity’s website at investor.pingidentity.com under the link “Financials” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at investor@pingidentity.com.

Participants in the Solicitation

Ping Identity and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ping Identity’s stockholders in connection with the pending Merger. Information regarding Ping Identity’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Ping Identity’s 2022 annual proxy statement filed with the SEC on March 21, 2022, and in the related amendment filed on April 20, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for Ping Identity’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the proposed Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

About Ping Identity

Ping Identity delivers intelligent identity solutions for the enterprise. We enable companies to achieve Zero Trust identity-defined security and more personalized, streamlined user experiences. The PingOne Cloud Platform provides customers, workforce, and partners with access to cloud, mobile, SaaS and on-premises applications across the hybrid enterprise. Over half of the Fortune 100 choose us for our identity expertise, open standards, and partnerships with companies including Microsoft and Amazon. We provide flexible identity solutions that accelerate digital business initiatives, delight customers, and secure the enterprise through multi-factor authentication, single sign-on, access management, intelligent API security, directory, and data governance capabilities. For more information, visit www.pingidentity.com.

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Subscription	$66,308	$73,151	$146,508	$137,367
Professional services and other	5,719	5,753	10,210	10,481
Total revenue	72,027	78,904	156,718	147,848
Cost of revenue:
Subscription (exclusive of amortization shown below)(1)	14,223	10,185	27,611	19,599
Professional services and other (exclusive of amortization shown below)(1)	6,845	6,142	13,604	11,725
Amortization expense	8,743	6,077	17,259	11,886
Total cost of revenue	29,811	22,404	58,474	43,210
Gross profit	42,216	56,500	98,244	104,638
Operating expenses:
Sales and marketing(1)	36,712	29,082	67,653	54,631
Research and development(1)	22,086	18,692	42,553	40,394
General and administrative(1)	19,882	19,545	36,113	34,000
Depreciation and amortization	4,448	4,327	8,836	8,692
Total operating expenses	83,128	71,646	155,155	137,717
Loss from operations	(40,912)	(15,146)	(56,911)	(33,079)
Other income (expense):
Interest expense	(3,883)	(310)	(7,519)	(706)
Other income (expense), net	(2,860)	430	(3,664)	(442)
Total other income (expense)	(6,743)	120	(11,183)	(1,148)
Loss before income taxes	(47,655)	(15,026)	(68,094)	(34,227)
Benefit (provision) for income taxes	(193)	4,047	(12)	7,314
Net loss	$(47,848)	$(10,979)	$(68,106)	$(26,913)
Net loss per share:
Basic and diluted	$(0.56)	$(0.13)	$(0.81)	$(0.33)
Weighted-average shares used in computing net loss per share:
Basic and diluted	85,295	82,025	84,562	81,684

______________________________________

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Subscription cost of revenue	$497	$513	$964	$1,048
Professional services and other cost of revenue	230	429	511	1,020
Sales and marketing	4,340	4,843	6,520	9,041
Research and development	2,879	4,647	6,105	13,159
General and administrative	5,539	7,044	7,513	10,147
Total	$13,485	$17,476	$21,613	$34,415

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$210,303	$220,607
Accounts receivable, net of allowances of $608 and $610	78,329	82,969
Contract assets, current	46,945	67,540
Deferred commissions, current	11,464	10,460
Prepaid expenses	19,936	16,654
Other current assets	2,956	2,914
Total current assets	369,933	401,144
Noncurrent assets:
Property and equipment, net	8,810	9,396
Goodwill	526,045	528,548
Intangible assets, net	176,131	190,077
Contract assets, noncurrent	5,688	3,457
Deferred commissions, noncurrent	20,595	19,380
Deferred income taxes, net	4,236	6,201
Operating lease right-of-use assets	11,769	13,709
Other noncurrent assets	8,836	6,121
Total noncurrent assets	762,110	776,889
Total assets	$1,132,043	$1,178,033
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,919	$4,528
Accrued expenses and other current liabilities	10,439	10,305
Accrued compensation	20,178	29,258
Deferred revenue, current	81,159	71,957
Operating lease liabilities, current	4,305	4,330
Current portion of long-term debt	1,882	1,132
Total current liabilities	122,882	121,510
Noncurrent liabilities:
Deferred revenue, noncurrent	3,931	5,584
Long-term debt, net of current portion	290,208	291,154
Deferred income taxes, net	1,919	4,240
Operating lease liabilities, noncurrent	11,717	14,140
Total noncurrent liabilities	307,775	315,118
Total liabilities	430,657	436,628
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	86	84
Additional paid-in capital	855,968	824,455
Accumulated other comprehensive income (loss)	(2,776)	652
Accumulated deficit	(151,892)	(83,786)
Total stockholders' equity	701,386	741,405
Total liabilities and stockholders' equity	$1,132,043	$1,178,033

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(68,106)	$(26,913)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	26,095	20,578
Stock-based compensation expense	21,613	34,415
Amortization of deferred commissions	6,618	4,674
Amortization of deferred debt issuance costs	640	124
Operating leases, net	(507)	(346)
Deferred taxes	(204)	(7,624)
Foreign currency transaction net unrealized loss	996	—
Other	279	63
Changes in operating assets and liabilities:
Accounts receivable	3,729	17,621
Contract assets	18,009	5,653
Deferred commissions	(8,837)	(8,209)
Prepaid expenses and other current assets	(3,476)	3,405
Other assets	(2,297)	(426)
Accounts payable	805	348
Accrued compensation	(6,903)	4,280
Accrued expenses and other	315	1,338
Deferred revenue	7,549	(5,016)
Net cash provided by (used in) operating activities	(3,682)	43,965
Cash flows from investing activities
Payments for business acquisitions, net of cash acquired	(4)	(39,875)
Purchases of investments	(500)	-
Purchases of property and equipment and other	(2,029)	(1,502)
Capitalized software development costs	(9,611)	(8,582)
Net cash used in investing activities	(12,144)	(49,959)
Cash flows from financing activities
Payment of acquisition-related holdbacks	—	(993)
Proceeds from stock option exercises	7,301	1,900
Payment for tax withholding on equity awards	(176)	(6,174)
Proceeds from long-term debt	—	80,000
Payment of long-term debt	(750)	(110,000)
Net cash provided by (used in) financing activities	6,375	(35,267)
Effect of exchange rates on cash and cash equivalents and restricted cash	(831)	(130)
Net decrease in cash and cash equivalents and restricted cash	(10,282)	(41,391)
Cash and cash equivalents and restricted cash
Beginning of period	220,889	146,499
End of period	$210,607	$105,108

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Gross profit	$42,216	$56,500	$98,244	$104,638
Amortization expense	8,743	6,077	17,259	11,886
Stock-based compensation	727	942	1,475	2,068
Non-GAAP Gross Profit	$51,686	$63,519	$116,978	$118,592
GAAP Gross Profit Margin	59%	72%	63%	71%
Non-GAAP Gross Profit Margin	72%	81%	75%	80%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total operating expenses	$83,128	$71,646	$155,155	$137,717
Stock-based compensation	(12,758)	(16,534)	(20,138)	(32,347)
Acquisition related expenses	—	(445)	—	(447)
Amortization expense	(3,451)	(3,449)	(6,908)	(6,893)
Non-GAAP Operating Expenses	$66,919	$51,218	$128,109	$98,030
GAAP Operating Margin	(57)%	(19)%	(36)%	(22)%
Non-GAAP Operating Margin	(21)%	16%	(7)%	14%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(47,848)	$(10,979)	$(68,106)	$(26,913)
Stock-based compensation	13,485	17,476	21,613	34,415
Acquisition related expenses	—	445	—	447
Amortization expense	12,194	9,526	24,167	18,779
Provision for income taxes(1)	(6,420)	(6,861)	(11,445)	(13,410)
Non-GAAP Net Income (Loss)	$(28,589)	$9,607	$(33,771)	$13,318
Net loss per share:
Basic and diluted	$(0.56)	$(0.13)	$(0.81)	$(0.33)
Weighted-average shares used in computing net loss per share:
Basic and diluted	85,295	82,025	84,562	81,684
Non-GAAP Net Income (Loss) per Share:
Basic	$(0.34)	$0.12	$(0.40)	$0.16
Diluted	$(0.34)	$0.11	$(0.40)	$0.16
Weighted-average shares used in computing Non-GAAP Net Income (Loss) per Share:
Basic	85,295	82,025	84,562	81,684
Diluted	85,295	83,964	84,562	83,954

_____________________________________

(1)	The related tax effects of the adjustments to Non-GAAP Net Income were calculated using the respective statutory tax rates for applicable jurisdictions.

	Six Months Ended June 30,
	2022	2021
Net cash provided by (used in) operating activities	$(3,682)	$43,965
Less:
Purchases of property and equipment	(2,029)	(1,502)
Capitalized software development costs	(9,611)	(8,582)
Free Cash Flow	(15,322)	33,881
Add:
Cash paid for interest	6,876	584
Unlevered Free Cash Flow	$(8,446)	$34,465
Net cash used in investing activities	$(12,144)	$(49,959)
Net cash provided by (used in) financing activities	$6,375	$(35,267)

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
KEY BUSINESS METRICS
(In thousands)

	June 30,		Change
	2022	2021	$	%

	(dollars in thousands)
ARR	$340,988	$279,630	$61,358	22%

Ping Identity Contacts

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Investor Relations Contact:

David Banks

Tel: 303.396.6200

investor@pingidentity.com

Media Contact:

Megan Johnson

Tel: 757.635.2807

press@pingidentity.com

Source: Ping Identity